Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2010, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-170603) and related Prospectus of Youku.com Inc. for the registration of its ordinary shares.

/s/ Ernst & Young Hua Ming

Beijing, People’s Republic of China

November 19, 2010